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                                                                    EXHIBIT 99.1

                       (SANDERSON FARMS, INC. LETTERHEAD)


                     CONTACT:   MIKE COCKRELL
                                TREASURER & CHIEF FINANCIAL OFFICER
                                (601) 649-4030


                         SANDERSON FARMS, INC. RESPONDS
                        TO INQUIRIES REGARDING FDA LETTER


LAUREL, Miss. (April 14, 2004) -- Sanderson Farms, Inc. (NASDAQ/NM:SAFM) today reported that on Friday, April 9, 2004, it received a "warning letter" from the New Orleans District Office of the Food and Drug Administration ("FDA") regarding Sanderson's feed mill operations in Gallman, Mississippi. The letter relates to a routine FDA inspection of the Gallman facility conducted in January 2004, and lists alleged compliance deficiencies.

         In January, immediately after receiving the FDA's inspection report, Sanderson Farms responded in writing to the FDA and took corrective and preventive action addressing the issues raised by the FDA. Sanderson further offered to provide documentation supporting those actions. FDA's letter of last week, dated April 7, recounts the January observations and requests additional documentation with regard to the corrective and preventive actions taken by the company. On April 9, 2004, Sanderson provided FDA with the requested information and is confident that its Gallman operations comply with all applicable FDA requirements. The company expects no further action by FDA in connection with this matter.

         Sanderson has a long history of regulatory compliance and is fully committed to continuing that obligation.

         Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the Nasdaq Stock Market under the symbol SAFM.

         This press release contains forward-looking statements based on management's current views and assumptions. Actual results and events may differ. For a discussion of these matters, please refer to the "Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance" in Item 7 of the Company's 2003 Annual Report on Form 10-K and please refer to the cautionary statement found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "General" in
Part I, Item 2 of the Quarterly Report on Form 10-Q for the Company's first quarter ended January 31, 2004.